Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-8 of Whitestone REIT, pertaining to the incentive plan of Whitestone REIT, of our reports dated February 28, 2014, with respect to the consolidated financial statements and the effectiveness of Whitestone REIT’s internal control over financial reporting, each appearing in the Annual Report on Form 10-K of Whitestone REIT for the year ended December 31, 2013.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
May 23, 2014